UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2003

THE FAIRCHILD CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

Commission File Number 1-6560

34-0728587

(I.R.S. Employer Identification No.)

45025 Aviation Drive, Suite 400, Dulles, VA 20166

(Address of principal executive offices)

(703) 478-5800

(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

(a) Acquisition of Hein Gericke Assets: On November 1, 2003, Fairchild Textil GmbH, an indirect wholly-owned subsidiary of The Fairchild Corporation, acquired substantially all of the world wide business of Hein Gericke and the capital stock of IFW (Hein Gericke's U.S. subsidiary). The assets were acquired from the Bankruptcy Administrator for Eurobike AG in Dusseldorf, Germany. The purchase price for such assets was EUR 39 Million. This price was determined pursuant to arms' length negotiations between Fairchild and the Bankruptcy Administrator. The acquisition was made pursuant to a Purchase Contract signed October 11, 2003 and an Amendment dated November 1, 2003. Copies of the Purchase Contract and Amendment are included, respectively, as Exhibits 2.1 and 2.2 of this Report.

(b) Acquisition of PoloExpress Shares: Also on November 1, 2003, Fairchild Textil GmbH acquired from Helmet House GmbH, Eurobike AG and BMJ Motorsport Vertriebs GmbH, such parties' ownership interest in PoloExpress. The aggregate purchase price for such interest is EUR 20 Million (EUR 14.87 Million due to Helmet House, EUR 3.7 Million due to Eurobike AG and EUR 1.43 Million due to BMJ Motorsport.). The price was determined pursuant to arms' length negotiations between Fairchild and the sellers. The acquisition was made pursuant to a Purchase Contract signed October 11, 2003, and an Amendment dated November 1, 2003. Copies of the Purchase Contract and Amendment are included, respectively, as Exhibits 2.3 and 2.4 of this Report. The interest acquired from Helmet House does not constitute 100% of the ownership interest in PoloExpress. The remaining interest is owned by Mr. Klaus Esser, and is to be partially acquired by Fairchild on January 2, 2004. See paragraph (e) below.

(c) Source of Funds: The companies acquired as described above are referred to as the Fairchild Textil Group. The source of funds for the above acquisitions is as follows:

(i) Cash: EUR 12.5 million from Fairchild's working capital, was paid in cash at Closing on November 1, 2003 for the Hein Gericke assets.

(ii) Deferred Purchase Price: The balance of the purchase price (EUR 26.5 million for the Hein Gericke assets and EUR 20 million for the PoloExpress ownership interest) is due on April 30, 2004, or such date as Fairchild accepts third party financing for the purchase price (whichever comes first). Negotiations for such third party financing are ongoing.

(iii) Security for Deferred Purchase Price: The deferred purchase price (aggregate of EUR 46.5 million) is secured by a lien on the bank accounts, receivables, inventory and capital stock of the Fairchild Textil Group. Until such time as the deferred purchase price is paid in full, the Fairchild Textil Group may not make any dividend distributions or loans to other Fairchild companies.

(iv) Interest on Deferred Purchase Price: Interest at a rate of 8%, per annum shall be payable on the deferred purchase price.

(v) Guaranty of Deferred Purchase Price: The deferred purchase price due for the PoloExpress ownership interest (EUR 20 Million) is guaranteed by The Fairchild Corporation. A copy of such guaranty is included as Exhibit 2.5 of this Report.

(d) Liens on Assets Acquired: The assets acquired by the Fairchild Textil Group are subject to liens held by a banking pool, suppliers' rights organized in a suppliers' pool, and statutory landlord's liens. Such liens shall be discharged by the Sellers upon Fairchild's payment of the deferred purchase price described in paragraph (c) above.

(e) Future Acquisition of Remaining Interest in PoloExpress: The remaining interest in PoloExpress will be purchased by Fairchild Textil GmbH from Mr. Klaus Esser. Mr. Esser will sell all but 7.5% of his interest in PoloExpress to Fairchild on January 2, 2004, for a purchase price of EUR 15 Million. Mr. Esser will retain a 7.5% ownership interest in PoloExpress, but Fairchild has a right to call this interest at any time from March 2007 to October 2008 (and Mr. Esser has a right to put such interest at any time in April 2008) for a purchase price of EUR 12.3 Million (in the case of a call) or EUR 12 Million (in the case of a put). The source of funds for the purchase of Mr. Esser's interest shall be either working capital or a loan from a third party. Negotiations for such loan are on-going. The put/call option will be secured by a bank guarantee to be issued on January 2, 2004. The purchase price for Mr. Esser's interest in PoloExpress, and the put/call option price were determined pursuant to arms' length negotiations between Fairchild and Mr. Esser. The acquisition will be made pursuant to a Purchase Contract signed October 11, 2003. A copy of the Purchase Contract is included as Exhibit 2.6 of this Report.

(f) Employment Agreement with Mr. Esser: In connection with the Purchase Contract with Mr. Esser, Fairchild Textil GmbH entered into a Services Agreement for the employment of Mr. Esser, pursuant to which he is entitled to an annual gross salary of EUR 200,000, payable in 12 monthly installments, plus a bonus of EUR 460,000 per year, payable in twelve equal installments at the end of each month. The term of such Services Agreement commences January 2, 2004, and is for an initial period of 2 years. The contract is automatically renewed for an indefinite period of time, unless terminated by either party by notice given six months before the end of the initial fixed term; and may thereafter be terminated with one year's notice from the end of a calendar quarter. A copy of the Services Agreement is included as Exhibit 99.1 of this Report.

(g) Description of Business of Acquired Entities: Hein Gericke, PoloExpress and IFW design, manufacture and sell protective clothing, helmets, and technical accessories for motorcyclists. At September 30, 2003, Hein Gericke operated 137 retail shops in Austria, Belgium, England, Germany, Luxembourg and the Netherlands. PoloExpress operates 84 retail shops in Germany. IFW, located in Tustin, California, is a designer for Harley-Davidson and First Gear clothing. IFW also distributes First Gear and Hein Gericke products in the United States.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

As of the date of this Report, it is impracticable for the registrant to provide financial statements of the business acquired. In accordance with Item 7(a) of Form 8-K, such financial statements shall be filed by an amendment no later than 60 days from the date of filing this Report.

(b)Pro forma financial information.

As of the date of this Report, it is impracticable for the registrant to provide pro forma financial information. In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment no later than 60 days from the date of filing this Report.

(c) Exhibits.

The Exhibits to this Report are listed on the Exhibit Index, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2003.

                              THE FAIRCHILD CORPORATION

                              By: ____/s/________________

                                  Donald E. Miller

                                  Executive Vice President

EXHIBIT INDEX

Exhibit No.    Description

2.1 Purchase Contract, relating to the assets of Hein Gericke (the "Hein Gericke Purchase Contract") executed October 11, 2003, among Fairchild Textil GmbH (as Purchaser), Eurobike Vermögensverwaltungs GmbH (as a Seller) and (as additional Sellers) the insolvency administrator Dr. Biner Bähr, acting in his capacity as insolvency administrator over the assets of (i) Hein Gericke-Holding GmbH, (ii) Hein Gericke Vertriebs GmbH, (iii) Paul A Boy GmbH and (iv) Eurobike AG. *

2.2 Amendment to Purchase Contract, dated November 1, 2003, amending the Hein Gericke Purchase Contract referred to immediately above.*

2.3 Purchase Contract, relating to the Sellers ownership interest in PoloExpress (the "PoloExpress Purchase Contract"), executed October 11, 2003, among Fairchild Textil GmbH (as Purchaser) and the following Sellers, Helmet House GmbH , BMJ Motorsport Vertriebs GmbH, and Eurobike AG. *

2.4 Amendment to Purchase Contract, dated November 1, 2003, amending the PoloExpress Purchase Contract referred to immediately above.*

2.5 Guaranties by The Fairchild Corporation, each dated November 1, 2003, to the Sellers of the Polo Express business, guaranteeing the deferred purchase price under the PoloExpress Purchase Contract (aggregate of EUR 20,000 Million) due no later than April 30, 2004. *

2.6 Contract, relating to Mr. Klaus Esser's Ownership interest in PoloExpress ,executed October 11, 2003, between Fairchild Textil GmbH (as Purchaser) and Mr. Klaus Esser (as Seller). *

99.1 Services Agreement executed October 11, 2003, between Fairchild Textil GmbH (as Purchaser) and Mr. Klaus Esser (as Seller). *

_____________________

* Filed Herewith